UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2012

CROSS BORDER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52738	98-0555508
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

22610 US Highway 281 N., Suite 218, San Antonio, Texas	78258
(Address of Principal Executive Offices)	(Zip Code)

(210) 226-6700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2012, Nancy Stephenson tendered a letter of resignation to the board of directors (the “Board”) of Cross Border Resources, Inc. (the “Company”), pursuant to which she resigned as the Chief Accounting Officer, Treasurer and Secretary of the Company, effective July 31, 2012.

On August 2, 2012, the Board appointed Kenneth S. Lamb to replace Ms. Stephenson as the Chief Accounting Officer, Treasurer and Secretary of the Company. Mr. Lamb, who is 36 years old, has significant experience in corporate accounting, financial reporting, and corporate governance. From December 2008 until May 2011, he was employed by Transatlantic Petroleum, Ltd., an international oil and gas company engaged in the acquisition, exploration, development, and production of crude oil and natural gas, serving as its Director of Internal Audit from December 2008 to July 2010 and its Manager of Financial Reporting and Internal Controls from August 2010 to May 2011. Since leaving Transatlantic Petroleum, he has served as a consultant on accounting matters and special projects for a variety of companies, including Red Mountain Resources, Inc., the Company’s largest stockholder. From July 2007 until November 2008, Mr. Lamb was employed with the Brink’s Company, a company providing security-related services for banks, retailers and other commercial and governmental customers, as Internal Audit Supervisor where he managed financial audits in numerous different countries. Mr. Lamb began his career with PricewaterhouseCoopers in 2000 and worked for KPMG from 2005 to 2006. He received a B.B.A. in Accounting and a B.A. in History from Sam Houston State University and is a licensed Certified Public Accountant.

Mr. Lamb will be an at will employee of the Company and will receive a salary of $10,000 per month. Mr. Lamb will also be entitled to such medical, dental, life, disability and other benefits as are generally afforded to other executives of the Company.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on July 31, 2012. At the annual meeting, the stockholders of the Company voted on the following matters: (1) the election of five directors to serve for the ensuing year and until their successors are elected and qualified; (2) a proposal to allow all holders of the Company’s outstanding common stock warrants to exercise the full amount of such warrants regardless of the beneficial ownership of the Company’s common stock owned by such holders; (3) a proposal to approve an amendment to the Company’s articles of incorporation increasing the number of shares of common stock the Company is authorized to issue to 99,000,000 shares; and (4) a proposal to approve an amendment to the Company’s articles of incorporation authorizing the Company to issue up to 1,000,000 shares of “blank check” preferred stock. The results of the vote were as follows:

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1. The stockholders elected Messrs. Alan W. Barksdale, Richard F. LaRoche, Jr., John W. Hawkins, Paul N. Vassilakos and Randell K. Ford as directors, who together constitute the entire board of directors. The following is a tabulation of votes cast for and withheld from each director, as well as the number of broker non-votes:

Nominee	For	Withhold Authority	Broker Non-Votes
Alan W. Barksdale	8,278,717	142,832	1,360,231
Richard F. LaRoche, Jr.	8,317,412	104,137	1,360,231
John W. Hawkins	8,317,405	104,144	1,360,231
Paul N. Vassilakos	8,317,380	104,169	1,360,231
Randell K. Ford	8,317,408	104,141	1,360,231

2. The stockholders approved allowing all holders of the Company’s outstanding common stock warrants to exercise the full amount of such warrants regardless of the beneficial ownership of the Company’s common stock owned by such holders. The following is a tabulation of votes cast for and against the proposal, as well as the number of abstentions and broker non-votes:

For	Against	Abstain	Broker Non-Votes
8,100,635	251,512	69,402	1,360,231

3. The stockholders approved the amendment to the Company’s articles of incorporation increasing the number of shares of common stock the Company is authorized to issue to 99,000,000 shares. The following is a tabulation of votes cast for and against the proposal, as well as the number of abstentions and broker non-votes:

For	Against	Abstain	Broker Non-Votes
9,128,718	637,436	4,881	10,745

4. The stockholders approved the amendment to the Company’s articles of incorporation authorizing the Company to issue up to 1,000,000 shares of “blank check” preferred stock. The following is a tabulation of votes cast for and against the proposal, as well as the number of abstentions and broker non-votes:

For	Against	Abstain	Broker Non-Votes
8,139,100	213,392	69,057	1,360,231

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2012
CROSS BORDER RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale Chairman of the Board

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